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                                                                 EXHIBIT (a)(12)

[LOGO] Merrill Lynch                                FOUR WORLD FINANCIAL CENTER
                                                       NEW YORK, NEW YORK 10080
                                                   CALL COLLECT: (212) 236-3790

                       OFFER TO PURCHASE FOR CASH UP TO
                50.1% OF THE OUTSTANDING SHARES OF COMMON STOCK

                                   IBP, INC.

                                      AT

                             $30.00 NET PER SHARE

                                      BY

                         LASSO ACQUISITION CORPORATION
                         A WHOLLY-OWNED SUBSIDIARY OF

                               TYSON FOODS, INC.

                                                                    July 3, 2001

To Brokers, Dealers, Commercial Bank,
Trust Companies And Other Nominees:

   We have been appointed by Lasso Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Tyson Foods, Inc. ("Tyson"), to act as Dealer Manager in connection with its offer to purchase up to a number of shares of common stock, par value $0.05 per share (the "Shares"), of IBP, inc., a Delaware corporation (the "Company") which, together with the Shares owned by Tyson, represents 50.1% of the outstanding Shares, at $30.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated July 3, 2001 and the related Letter of Transmittal (which together constitute the "Offer").

   For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. The Offer to Purchase dated July 3, 2001;

    2. Letter of Transmittal for your use and for the information of your clients, together with GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 providing information relating to backup federal income tax withholding;

    3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase);

    4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

    5. Return envelope addressed to Wilmington Trust Company, the Depositary.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 3, 2001, UNLESS THE OFFER IS EXTENDED.

   Neither Purchaser nor any officer, director, stockholder, agent or other representative of Purchaser will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent or the Depositary as described in the Offer to Purchase) in connection with soliciting tenders of the Shares pursuant to

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the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

   In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 12:00 Midnight, New York City time, on Friday, August 3, 2001.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          Merrill Lynch & Co.

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF LASSO ACQUISITION CORPORATION, TYSON FOODS, INC., THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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